EXHIBIT 99

                    Ameron International Announces
                          Quarterly Dividend


    PASADENA, Calif.--(BUSINESS WIRE)--Sept. 21, 2007--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 25 cents per share of common stock, payable November 20, 2007 to stockholders of record on October 25, 2007.

    Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

    Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.


    CONTACT: Ameron International Corporation
             James S. Marlen
             Chairman, President and Chief Executive Officer or
             Gary Wagner
             Executive Vice President, Chief Operating Officer or
             James R. McLaughlin
             Senior Vice President, Chief Financial Officer
             626-683-4000